Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement Number 333-207598 of CU Bancorp and subsidiaries of our report dated March 13, 2015, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of CU Bancorp and subsidiaries for the year ended December 31, 2014.

We also consent to the reference to our Firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ RSM US LLP

Los Angeles, California

November 5, 2015